AMENDMENT TO THE
ASSET PURCHASE AGREEMENT
BY AND AMONG MOOG INC. AND SUREFLY, INC. AND
WORKHORSE GROUP INC.

        THIS AMENDMENT TO THE ASSET PURCHASE AGREEMENT BY AND AMONG MOOG INC. AND SUREFLY, INC. AND WORKHORSE GROUP INC. (this “Amendment”) is entered into as of the 31st day of October, 2019, by and between MOOG Inc., a New York corporation (“Purchaser”), and SUREFLY, INC., a Delaware corporation, and WORKHORSE GROUP INC., a Nevada corporation, and (“Seller”). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement (as defined below).

RECITALS:
WHEREAS, Purchaser and Seller entered into that certain Asset Purchase Agreement by and Among Purchaser and Seller dated October 1, 2019 (the “Agreement”);
WHEREAS, the Agreement, as amended, provides for a closing date of October 16, 2019; and
WHEREAS, Purchaser and Seller desire to amend the Agreement to provide for a new closing date.
NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby, intending to be legally bound, agree as follows:
1.Amendments.

a.Section 1.1(k) of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Closing Date” means the thirtieth calendar day following the date of execution of this Agreement or on such other date and at such place as the parties hereto shall mutually agree, but in no event later than December 2, 2019; if the purchase contemplated by this Agreement has not closed by that date, this Agreement shall be terminated and the Parties shall bear no further legal responsibility to each other.
2. Ratification. Except as provided for in this Amendment, no changes, amendments or other modifications have been or are being made to the terms of the Agreement, and such terms are hereby ratified and confirmed and remain in full force and effect.

3. Effect of Amendment. Whenever the Agreement is referred to in the Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Agreement as amended by this Amendment.
4. Governing Law. This Amendment is made and executed with the intention that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of New York.
5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Transmission of images of signed signature pages by facsimile, e-mail or other electronic means shall have the same effect as the delivery of manually signed documents in person.
IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first written above.

SELLER: Surefly Inc.    Workhorse Group Inc.

By: /s/ Duane Hughes    By: /s/Duane Hughes
Name: Duane Hughes      Name: Duane Hughes
Title: CEO      Title: CEO

PURCHASER: MOOG Inc.

By: /s/ Mark Trabert
Name: Mark Trabert
Title: President, Aircraft Group

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